CONFORMED COPY

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                              ACQUISITION AGREEMENT


                                      AMONG


                             SMITHFIELD FOODS, INC.,

                             CARROLL'S FOODS, INC.,

                       CARROLL'S FOODS OF VIRGINIA, INC.,

                         CARROLL'S FOODS OF UTAH, INC.,

                        CARROLL'S FOODS OF MEXICO, INC.,

                            CARROLL'S CAPITAL, INC.,

                       CARROLL'S FARMS OF VIRGINIA, INC.,

                             CARROLL'S REALTY, INC.,

                           CARROLL'S PROCESSING, INC.,

                               CARROLL M. BAGGETT,

                                JAMES O. MATTHEWS

                                       AND

                               JEFFREY S. MATTHEWS





                             Dated as of May 3, 1999



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

                                TABLE OF CONTENTS

                                                                     Page


                                    Article I
                                   DEFINITIONS

  1.1 Definitions......................................................1


                                   Article II
                                   ACQUISITION

  2.1 The Mergers......................................................9
  2.2 Carroll's Brazil Acquisition....................................10
  2.3 Carolina Turkeys Acquisition....................................10
  2.4 Statement of Estimated Consideration; Exchange of Shares........10
  2.5 Closing.........................................................11
  2.6 Adjustment of Estimated Consideration...........................11


                                   Article III
                     REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

  3.1 Organization; Qualification.....................................14
  3.2 Capitalization; Validity of Shares; Voting Trusts...............14
  3.3 Authority Relative to Agreements................................15
  3.4 Consents and Approvals..........................................15
  3.5 Non-Contravention...............................................16
  3.6 Real Property...................................................16
  3.7 Personal Property...............................................16
  3.8 Tax Matters.....................................................17
  3.9 Securities Act and Other Securities Ownership Matters...........19


                                   Article IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

  4.1 Organization; Qualification.....................................20
  4.2 SEC Filings; Financial Statements...............................20
  4.3 Absence of Certain Changes or Events............................21
  4.4 Securities Act Matters..........................................21
  4.5 Authority Relative to Agreements................................21
  4.6 Consents and Approvals..........................................22
  4.7 Non-Contravention...............................................22

                                    Article V
                              ADDITIONAL AGREEMENTS

  5.1 Conduct of Business.............................................22
  5.2 Forbearances....................................................23
  5.3 Negotiations with Others; Notification..........................26
  5.4 Investigation of Business and Properties........................26
  5.5 Confidentiality.................................................27
  5.6 No Disclosure; Public Announcements.............................27
  5.7 Transfer Taxes; Expenses........................................27
  5.8 Efforts to Consummate...........................................28
  5.9 Related Party Accounts..........................................28
  5.10  Further Assurances............................................28
  5.11  Rights to Examine Books and Records...........................28
  5.12  Certain Tax Matters...........................................29
  5.13  Additional Assets.............................................31
  5.14  Carroll's Processing, Inc.....................................31
  5.15  Allocation of Consideration...................................31


                                   Article VI
                       CONDITIONS TO OBLIGATIONS OF BUYER

  6.1 Representations and Warranties..................................32
  6.2 Performance of this Agreement...................................32
  6.3 Consents and Approvals..........................................32
  6.4 Injunction, Litigation, etc.....................................32
  6.5 Legislation.....................................................32
  6.6 Proceedings.....................................................32
  6.7 Opinion of Counsel..............................................33
  6.8 Closing Deliveries..............................................33
  6.9 Material Change.................................................34
  6.10  Companies Debt................................................34
  6.11  Resignations..................................................34
  6.12  Tax Matters...................................................34
  6.13  Escrow Agreement..............................................35
  6.14  Opinion of Financial Advisor; Approval of Buyer's
          Board of Directors..........................................35


                                   Article VII
                  CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS

  7.1 Representations and Warranties..................................35
  7.2 Performance of this Agreement...................................35
  7.3 Consents and Approvals..........................................36
  7.4 Injunction, Litigation, etc.....................................36

  7.5 Legislation.....................................................36
  7.6 Proceedings.....................................................36
  7.7 Opinion of Counsel..............................................36
  7.8 Closing Deliveries..............................................36
  7.9 Escrow Agreement................................................37
  7.10  Escrow Deposit and Estimated Consideration....................37
  7.11  Registration Rights Agreement.................................37
  7.12  Material Adverse Change.......................................37
  7.13  Tax-Free Reorganizations......................................37


                                  Article VIII
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

  8.1 Survival of Representations.....................................38
  8.2 Indemnification by the Shareholders.............................38
  8.3 Indemnification by Buyer........................................39
  8.4 Notice and Defense of Claims....................................39
  8.5 Calculation of Covered Liabilities..............................41
  8.6 Exclusive Remedy................................................42
  8.7 No Circular Recovery............................................42


                                   Article IX
                                   TERMINATION

  9.1 Termination.....................................................42
  9.2 Procedure: Effect of Termination................................43


                                    Article X
                               GENERAL PROVISIONS

  10.1  Notices.......................................................43
  10.2  Interpretation................................................44
  10.3  Entire Agreement..............................................45
  10.4  No Third Party Beneficiaries..................................45
  10.5  The Shareholders' Representative..............................45
  10.6  Successors and Assigns........................................46
  10.7  Severability..................................................46
  10.8  Amendment.....................................................46
  10.9  Extension; Waiver.............................................46
  10.10 Disclosure Schedules..........................................47
  10.11 Counterparts..................................................47
  10.12 Governing Law.................................................47
  10.13 Jurisdiction..................................................47

EXHIBITS

      A     Form of Escrow Agreement
      B     Form of Opinion of Counsel for the Shareholders
      C     Form of Opinion of Counsel for Buyer
      D     Form of Agreement with Shareholder
      E     Form of Registration Rights Agreement

SCHEDULES

       1.1(a)      Excluded Assets
       1.1(b)      Cash to Accrual tax Liability Methodology
       1.1(c)      Working Capital
       1.1(d)      Working Capital Methodology
       2.1         Mergers
       2.3         CPI Assets
       3.1         Organization and Qualification
       3.2         Capitalization
       3.3         Authority
       3.4         Consents and Approvals
       3.5         Non-Contravention
       3.8         Tax Matters
       4.6         Consents and Approvals
       4.7         Non-Contravention
       5.1         Conduct of Business
       5.2         Forbearances
       5.9         Related Party Agreements
       5.13        Additional Assets
       5.15        Allocation of Consideration
      10.2         Buyer's Executive Officers

                              ACQUISITION AGREEMENT



       THIS ACQUISITION AGREEMENT (the "Agreement") dated as of May 3, 1999, is made among SMITHFIELD FOODS, INC., a Virginia corporation ("Buyer"), CARROLL'S FOODS, INC., a North Carolina corporation ("CFI"), CARROLL'S FOODS OF VIRGINIA, INC., a North Carolina corporation, CARROLL'S FOODS OF UTAH, INC., a North Carolina corporation, CARROLL'S FOODS OF MEXICO, INC., a North Carolina corporation, CARROLL'S CAPITAL, INC., a North Carolina corporation, CARROLL'S FARMS OF VIRGINIA, INC., a North Carolina corporation, CARROLL'S REALTY, INC., a North Carolina corporation (the foregoing corporations being referred to collectively as the "Carroll's Companies"), CARROLL'S PROCESSING, INC., a North Carolina corporation ("CPI") and CARROLL M. BAGGETT, JAMES O. MATTHEWS, JEFFREY
S. MATTHEWS (collectively, the "Shareholders").

                                    RECITALS

      The Shareholders own (i) all of the outstanding shares of capital stock of the Carroll's Companies and CPI and (ii) all of the equity interests in Carroll's Foods of Brazil, LLC, a North Carolina limited liability company
("Carroll's Brazil"). Buyer and the Shareholders desire that Buyer acquire substantially all of the assets and operations of the Carroll's Companies and CPI and the equity interests held by the Shareholders in Carroll's Brazil by (i) causing Subsidiaries of Buyer (each a "Buyer Sub" and collectively, "Buyer Subs") to merge into the Carroll's Companies with the Carroll's Companies being the surviving corporations, (ii) the Shareholders' transferring and conveying to a Subsidiary of Buyer all of the equity interests in Carroll's Brazil and (iii) causing CPI to sell to a Subsidiary of Buyer substantially all of its assets, including the 49% general partnership interests held by it in Carolina Turkeys, a North Carolina general partnership and the assumption of certain intercompany debt of CPI, all for the consideration hereinafter set forth.

      NOW, THEREFORE, in consideration of the foregoing and the representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                   Article I
                                   DEFINITIONS

      1.1 Definitions. The following terms, as used herein, have the following meanings:

            "Action"  means  any  complaint,  claim,  prosecution,   indictment,
action,  suit,  arbitration,  investigation,   governmental  audit,  inquiry  or
proceeding by or before any Governmental Authority.

            "Affiliate" of a Person means a Person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.

            "Ancillary Agreements" means the Escrow Agreement, the Agreements with Shareholders and the Registration Rights Agreement.

            "Assets" means all of the Companies' right, title and interest in and to all properties, assets and rights of any kind, whether tangible or intangible, real or personal, owned by the Companies or in which the Companies have any interest (to the extent of such interest), other than the items specifically identified as Excluded Assets on Schedule 1.1(a).

            "Audited Financial Statements" means the audited combined financial statements of the Companies for the three years ended December 26, 1998.

            "Books and Records" means all books, records, lists, ledgers, files, reports, plans, drawings and operating records of every kind (in any form or medium) relating to the Companies, the Assets, Business operations, customers, suppliers and personnel, including (i) all corporate books and records of the Companies, (ii) all disk or tape files, printouts, runs or other computer-based information and the Companies' interest in all computer programs required to access, and the equipment containing, all such computer-based information, (iii) all product, business and marketing plans, (iv) all environmental control records, (v) all sales, maintenance and production records, (vi) equipment warranty information, (vii) litigation files, (viii) customer and supplier lists and information and (ix) personnel records.

            "Breaching Party" has the meaning set forth in Section 9.2.

            "Business" means the hog farming business and the turkey farming and processing business conducted by the Companies.

            "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Raleigh, North Carolina or New York, New York are authorized by Law to close.

            "Buyer's Auditors" means Arthur Andersen LLP.

            "Buyer Claims" has the meaning set forth in Section 8.2(b).

            "Buyer Common Shares" means the Common Stock, par value $.50 per share, of Buyer.

            "Buyer Indemnified Parties" has the meaning set forth in Section 8.2(a).

            "Buyer SEC Filings" has the meaning set forth in Section 4.2.

            "Buyer Sub" and "Buyer Subs" have the meaning set forth in the Recitals.

            "Capital Lease" means any lease of which any of the Companies is the lessee which is required to be capitalized on the balance sheet in accordance with GAAP.

            "Carolina Turkeys" means Carolina Turkeys, a North Carolina general partnership.

            "Carroll's Brazil" means Carroll's Foods of Brazil, LLC, a limited liability company organized under the laws of North Carolina.

            "Cash to Accrual Tax Liability" means the net present value (based on a 7% discount rate and a combined federal and state corporate income tax rate of 39.485%) of the tax liability that will be incurred by Buyer under Sections 447 and 481 of the Internal Revenue Code when it converts from the cash method to the accrual method of accounting with respect to the Carroll's Companies for federal income tax purposes as of the Effective Date, as determined in accordance with the methodology set forth in Schedule 1.1(b).

            "Cash to Accrual Tax Liability Adjustment" means the number of Buyer Common Shares equal to (i) the amount (which may be positive or negative) by which the Cash to Accrual Tax Liability is more or less than $45,000,000.00, divided by (ii) $31.11. Subject to the impact on the calculation of
Consideration of the Companies Debt Adjustment and the Working Capital Adjustment, if the Cash to Accrual Tax Liability is more than $45,000,000, there will be a decrease in the number of Buyer Common Shares and if the Cash to Accrual Tax Liability is less than $45,000,000, there will be an increase in the number of Buyer Common Shares.

            "Claim" has the meaning set forth in Section 8.4.

            "Claim Notice" has the meaning set forth in Section 8.4.

            "Closing" has the meaning set forth in Section 2.5.

            "Closing Date" has the meaning set forth in Section 2.5.

            "Companies" means collectively the Carroll's Companies, Carroll's Brazil and CPI, and "Company" means whichever of the Companies the context suggests; provided that for purposes of Article III hereof "Companies" includes Carroll's Foods of the Midwest, Inc., a North Carolina corporation, and Matthews Family Properties, L.L.C., a North Carolina limited liability company.

            "Companies Debt" means the interest bearing indebtedness (plus any accrued interest on such indebtedness) of the Companies, their respective Subsidiaries and certain other entities in which one or more of the Companies or their Subsidiaries own an interest, for borrowed money from third parties other than the Shareholders, the Companies or their respective Subsidiaries or Affiliates, computed pursuant to Schedule 1.1(c) and the percentages reflected therein. For example, in computing Companies Debt, 50% of the applicable indebtedness of Smithfield-Carroll's Farms, Carroll's Foods of Virginia, Inc., Carroll's Farms of Virginia, Inc., Granjas Carroll de Mexico, S.A. de C.V. and Tar Heel Turkey hatchery, Inc., 49% of the applicable indebtedness of Carolina Turkeys and the percentage ownership of Carroll's Foods of Utah, Inc. in Circle Four Farms, Circle Four Realty and Circle Four Sales as of the Effective Date, of the applicable indebtedness of Circle Four Farms, Circle Four Realty and Circle Four Sales, shall be included.

            "Companies Debt Adjustment" means the number of Buyer Common Shares equal to (i) the amount (which may be positive or negative) by which the Companies Debt on the Effective Date is more or less than $215,000,000 divided by (ii) $31.11. Subject to the impact on the calculation of Consideration of the Cash to Accrual Tax Liability Adjustment and the Working Capital Adjustment, if the Companies Debt as of the Effective Date is more than $215,000,000, there will be a decrease in the number of Buyer Common Shares and if the Companies Debt as of the Effective Date is less than $215,000,000, there will be an increase in the number of Buyer Common Shares.

            "Companies' Expenses" has the meaning set forth in Section 5.7(b).

            "Consideration" means 4,500,000 Buyer Common Shares adjusted for the Working Capital Adjustment adjusted for the Cash to Accrual Tax Liability Adjustment adjusted for the Companies Debt Adjustment.

            "Covered Liabilities" means any and all debts, losses, liabilities, claims, fines, royalties, deficiencies, damages, Actions, obligations, payments (including those arising out of any demand, assessment, settlement, judgment or compromise relating to any Action), costs (including costs of mitigation) and expenses (including interest and penalties due and payable with respect thereto and reasonable attorneys' and accountants' fees and expenses and any other out-of-pocket expenses incurred in investigating, preparing, defending, avoiding or settling any Action or in investigating, preserving or enforcing another party's obligations hereunder), matured or unmatured, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, including any of the foregoing arising under, out of or in connection with any Action, order or consent decree of any Governmental Authority or award of any arbitrator of any kind, or any law, rule, regulation, contract, commitment or undertaking.

            "Effective Date" means (i) May 3, 1999 if the Closing occurs (A) on or before May 7, 1999 or (B) after May 7, 1999, and the failure to close on or before May 7, 1999 was the fault of Buyer, and (ii) the Closing Date if the Closing occurs after May 7, 1999 and the failure to close on or before May 7, 1999 was not the fault of Buyer.

            "Encumbrance"  means  any  claim,  lien,  pledge,   option,  charge,
easement, security interest, deed of trust, mortgage, right-of-way, encroachment, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

            "Escrow Agent" means the Person appointed as the escrow agent under the Escrow Agreement.

            "Escrow  Agreement" means the agreement entered into by or on behalf
of  the  Shareholders,   on  the  one  hand,  and  Buyer,  on  the  other  hand,
substantially in the form of Exhibit A hereto.

            "Escrow Fund" means, at any time, the Buyer Common Shares held under the Escrow Agreement at such time.

            "Escrow Deposit" means 300,000 of the Buyer Common Shares.

            "Estimated Consideration" means 4,500,000 Buyer Common Shares adjusted for the estimated Working Capital Adjustment adjusted for the estimated Cash to Accrual Tax Liability Adjustment adjusted for the estimated Companies Debt Adjustment.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

            "Excluded Assets" means the items of real or personal property listed in Schedule 1.1(a).

            "Final Closing Date Adjustment Schedules" has the meaning set forth in Section 2.6(c).

            "Final Determination" has the meaning set forth in Section 8.4.

            "Financial Statements" means the Audited Financial Statements and the Interim Financial Statements.

            "GAAP" means generally accepted accounting principles in the United States of America, as in effect from time to time, consistently applied.

            "Governmental Authority" means any federal, state, local, foreign, supernational or supranational court or tribunal, governmental, regulatory or administrative agency, department, bureau, authority or commission or arbitral panel.

            "indemnified party" has the meaning set forth in Section 8.4.

            "indemnifying party" has the meaning set forth in Section 8.4.

            "Interim  Financial   Statements"  means  the  unaudited   financial
statements of the Companies for the three-month period ended in March 1999.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

            "Material Adverse Effect" or "Material Adverse Change" means as to any Person (i) any material adverse effect on or material adverse change with respect to (A) the business, operations, assets, liabilities, condition (financial or otherwise), results of operations or prospects of such Person and its Subsidiaries, taken as a whole, or (B) the right or ability of such Person or any of its Subsidiaries to consummate the transactions contemplated hereby or
(ii) any event or condition which, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would reasonably be expected to constitute a "Material Adverse Effect" or "Material Adverse Change" with respect to such Person.

            "Mergers" has the meaning set forth in Section 2.1.

            "NCBCA" means the North Carolina Business Corporation Act.

            "Neutral Auditors" means Pricewaterhouse Coopers LLP.

            "Permitted Encumbrances" means (i) statutory liens for current state and local property taxes or assessments not yet due or delinquent; and (ii) mechanics', carriers', workers', repairers' and other similar liens arising or incurred in the ordinary course of business relating to obligations as to which there is no default on the part of the Companies.

            "Person" means an individual, a corporation, a partnership, a limited liability company, a limited liability partnership, an association, a trust or any other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

            "Personnel" of a corporation means all directors, officers and employees of such corporation, and "Personnel" of any Person other than an individual or a corporation means all persons responsible for or performing duties and functions similar to those of directors, officers and employees for such Person.

            "Post-Closing Covenants" has the meaning set forth in Section 8.6.

            "Preliminary Closing Date Adjustment Schedules" has the meaning set forth in Section 2.6(a).

            "Real Property" has the meaning set forth in Section 3.6.

            "Required Working Capital" means $0.0.

            "Resolution Period" has the meaning set forth in Section 2.6(b).

            "Section 1374 Tax" has the meaning set forth in Section 5.12(b)(i).

            "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

            "Shareholder Claims" has the meaning set forth in Section 8.3(b).

            "Shareholder  Indemnified  Parties"  has the  meaning  set forth in
Section 8.3(a).

            "Shareholders' Auditors" means KPMG LLP.

            "Shareholders' Representative" has the meaning set forth in Section 10.5.

            "Subsidiary" means any corporation or other business entity, whether or not incorporated, of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members of the Board of Directors, or other persons performing similar functions with respect to such entity, is held directly or indirectly by such party.

            "Survival Date" has the meaning set forth in Section 8.1.

            "Tax Audit" has the meaning set forth in Section 5.12(f).

            "Tax Benefit" means the tax effect of any item of loss, deduction or credit or any other item (including any increase in tax basis of Assets of the Companies) which decreases Taxes paid or payable.

            "Tax Returns" means any and all returns, reports, declarations and information statements with respect to Taxes required to be filed by or on behalf of any of the Companies with any Governmental Authority, including consolidated, combined or unitary returns and all amendments thereto.

            "Tax Law" means the Internal Revenue Code, foreign, federal, state or local laws relating to Taxes and any regulations or official administrative pronouncements released thereunder.

            "Tax Loss" means the tax effect of any item (including any decrease in tax basis of Assets of the Companies) which increases Taxes paid or payable.

            "Taxes" means (i) all federal, state and local, whether domestic or foreign, taxes or assessments, including those relating to income, gross receipts, gross income, capital stock, franchise, profits, employees and payroll, withholding, foreign withholding, social security, unemployment, disability, license, real property, personal property, intangibles, stamp, excise, sales, use, transfer, occupation, value added, ad valorem, customs duties, premium, windfall profits, environmental (including taxes under Section 59A of the Internal Revenue Code), alternative minimum or estimated taxes or other similar tax, duty or governmental charge, together with any interest, penalties or additions to tax or additional amounts with respect to the foregoing, whether disputed or not and (ii) any obligations under any agreements or arrangements with respect to any Taxes described in clause (i) hereof.

            "Taxing Authority" means any Governmental Authority including social security administration, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of Tax.

            "Third-Party Claim" has the meaning set forth in Section 8.4.

            "Working Capital" means the number determined by adjusting the amounts in the "Remaining" column in the "Carroll's Group Interest in Assets and Share of Liabilities for Purposes of Sale of Stock" dated March 27, 1999 which is attached hereto as Schedule 1.1(c) to the applicable amounts for each such line item as of the Effective Date, and as further adjusted pursuant to Schedule 1.1(d) (the "Working Capital Methodology"). For purposes of illustration, the Working Capital as of March 27, 1999 as shown in Schedule 1.1(c) is $11,185,969.

            "Working Capital Adjustment" means the number of Buyer Common Shares equal to (i) an amount (which may be positive or negative) by which the Working Capital of the Companies on the Effective Date is more or less than the Required Working Capital, divided by (ii) $31.11. Subject to the impact on the calculation of Consideration of the Cash to Accrual Tax Liability Adjustment and the Companies Debt Adjustment, if the Working Capital as of the Effective Date is less than the Required Working Capital, there will be a decrease in the number of Buyer Common Shares and if the Companies Debt as of the Effective Date is more than the Required Working Capital, there will be an increase in the number of Buyer Common Shares.

            "Working Capital Methodology" has the meaning set forth in the definition of Working Capital.

                                    Article II
                                   ACQUISITION

      2.1 The Mergers.

      (a) The Mergers. Upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions hereof, and in accordance with the NCBCA, on the Closing the Buyer Subs shall be merged with and into the Carroll's Companies as set forth in Schedule 2.1 (the "Mergers"). Following the Mergers, the separate corporate existences of the Buyer Subs shall cease and the Carroll's Companies shall continue as the surviving corporations (the "Surviving Corporations") and shall be governed by the NCBCA.

      (b) Effective Time. On the Closing Date, the parties shall cause the Mergers to be consummated by causing articles of merger with respect to the Mergers to be executed and filed and the Mergers shall become effective in accordance with the relevant provisions of the NCBCA. ("Effective Time")

      (c) Effects of the Mergers. The Mergers shall have the effects set forth in Section 11-06 of the NCBCA.

      (d) Articles of Incorporation and By-Laws. The Articles of Incorporation of the applicable Carroll's Company, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the applicable
Surviving Corporation. The By-Laws of the applicable Buyer Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the applicable Surviving Corporation.

      (e) Directors. The directors of the applicable Buyer Sub immediately prior to the Effective Time shall be the initial directors of the applicable Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

      (f) Officers. The officers of the applicable Buyer Sub immediately prior to the Effective Time shall be the initial officers of the applicable Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

      (g) Conversion of Carroll's Companies Stock. Each share of common stock of each Carroll's Company outstanding immediately prior to the Effective Time (other than shares of common stock, if any, owned by Buyer, or any Subsidiary of Buyer) shall, by virtue of the Mergers and without any action on the part of the holder thereof, automatically be converted into the right to receive the Merger

Consideration allocated to such Carroll's Company as set forth in Schedule 2.1 divided by the aggregate number of shares of common stock of such Carroll's Company outstanding at the Effective Time (other than shares of common stock, if any, owned by Buyer or any Subsidiary of the Buyer). Each share of common stock of the Carroll's Companies owned by Buyer or any Subsidiary of Buyer immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the holder thereof, automatically be canceled and cease to exist at and after the Effective Time and no consideration shall be paid with respect thereto.

      (h) Conversion of Buyer Sub Common Stock. Each share of common stock of each Buyer Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Mergers and without any action on the part of the holder thereof, automatically be converted into and thereafter represent one validly issued, fully paid and nonassessable share of common stock of the applicable Surviving Corporation, so that thereafter Buyer will be the sole and exclusive owner of the outstanding capital stock of each of the Surviving Corporations.

      2.2 Carroll's Brazil Acquisition. Upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions hereof, at the Closing, Buyer shall cause its Subsidiary, Smithfield International Investments, Inc., a Delaware corporation ("SIII"), to acquire from the Shareholders, and each Shareholder agrees to transfer and convey to SIII all of the equity interests in Carroll's Brazil, free and clear of all Encumbrances, for an aggregate consideration of 100 Buyer Common Shares.

      2.3 Carolina Turkeys Acquisition. Upon the terms and subject to the satisfaction or waiver, if permissible, of the conditions hereof, at the Closing, Buyer shall cause its Subsidiary, Carroll's Turkeys, Inc., a North
Carolina corporation ("CTI"), to acquire from CPI all of the assets of CPI, including the assets set forth in Schedule 2.3 (the "CPI Assets"), and CPI agrees to transfer and convey to CTI the CPI Assets, free and clear of all Encumbrances except as expressly provided in Schedule 2.3, for an aggregate consideration of 1,000 Buyer Common Shares and the assumption of intercompany indebtedness of CPI set forth in Schedule 2.3 (the "Assumed CPI Debt").

      2.4 Statement of Estimated Consideration; Exchange of Shares.

      (a) Prior to the Closing Date, the Shareholders' Representative shall deliver to Buyer a statement signed by the president of CFI setting forth in reasonable detail the calculation of the Estimated Consideration, allocated among each of the Carroll's Companies, Carroll's Brazil and the CPI Assets, which calculation shall be acceptable to Buyer, acting reasonably.

      (b) At the Closing, Buyer will (i) deposit with the Escrow Agent the Escrow Deposit to be held and disbursed in accordance with the terms of the Escrow Agreement, and (ii) deliver to the Shareholders' Representative such number of Buyer Common Shares as shall equal the Estimated Consideration minus the Escrow Deposit.

      (c) If, after the Closing Date, certificates representing shares of common stock of the Carroll's Companies are presented to the Surviving Corporations, they shall be canceled and exchanged for Buyer Common Shares as provided in this
Section 2.4.

      2.5 Closing. The closing (the "Closing") shall take place at the offices of McGuire, Woods, Battle & Boothe LLP, One James Center, Richmond, Virginia, at 2:00 p.m. local time on May 6, 1999, or such other date as may be agreed upon by the parties (the "Closing Date"). If the Closing takes place, the Closing and all of the transactions contemplated by this Agreement shall be deemed for all purposes including (i) tax purposes and (ii) the transfer of the benefits and burdens of ownership, including income and loss, to have occurred as of the Effective Date.

      2.6 Adjustment of Estimated Consideration.

      (a) As promptly as practicable, but in no event later than 30 days after the Closing Date, Buyer shall cause the appropriate auditors to deliver to Shareholders' Auditors (i) a proposed pro forma K-1 for each of Circle Four Realty and Circle Four Sales and (ii) financial statements (as of the day before the Effective Date) and the 1997 income tax working papers for Circle Four Farms and Circle Four Farms, LLC. As promptly as practicable, but in no event later than the later of (i) 90 days after the Closing Date and (ii) 30 days after the receipt by Buyer and Buyers' Auditors of the final federal income Tax Returns for the periods ending as of the day before the Effective Date for each of the Companies which shall have been prepared as contemplated by Section 5.12(b) hereof, Buyer shall prepare and deliver to the Shareholders' Representative (i) schedules showing (A) the line items comprising the Working Capital as of the Effective Date in accordance with the Working Capital Methodology, (B) the Companies Debt as of the Effective Date and (C) the net present value of the cash to accrual basis tax liability in accordance with the Cash to Accrual Tax Methodology and (ii) a schedule setting forth the calculation of the Consideration, in each case, setting forth in reasonable detail the data and calculations set forth therein, together with a certification, signed by the Vice President, Finance of Buyer, stating that the foregoing schedules have been prepared in conformity with GAAP applied on a basis consistent with the basis on which the Audited Financial Statements and the Interim Financial Statements were prepared, except as otherwise contemplated by the definitions of Working Capital and Companies Debt, and in conformity with the provisions of this Agreement (collectively, the "Preliminary Closing Date Adjustment Schedules").

      (b) The Shareholders, Shareholders' Auditors and other representatives of the Shareholders shall have full access during normal business hours to all relevant books and records and employees of the Companies to the extent required to review the Preliminary Closing Date Adjustment Schedules and the resolution of any dispute with respect thereto, and shall be permitted to review the working papers, if any, of Buyer or Buyer's Auditors relating thereto. Buyer and Buyer's Auditors shall cooperate with the Shareholders and Shareholders' Auditors in facilitating such review. Unless the Shareholders' Representative gives written notice to Buyer on or before the 45th day after the Shareholders' Representative's receipt of the Preliminary Closing Date Adjustment Schedules specifying in reasonable detail all disputed items and the basis therefor, the Shareholders shall be deemed to have accepted and agreed to the Preliminary Closing Date Adjustment Schedules. If the Shareholders' Representative so notifies Buyer of the Shareholders' objection to one or more items set forth in the Preliminary Closing Date Adjustment Schedules, Buyer and the Shareholders' Representative shall, within 30 days following such notice (the "Resolution Period"), attempt to resolve their differences with respect to any disputed amounts and any resolution by them as to any disputed amounts shall be final, binding and conclusive. The Shareholders shall be deemed to have accepted and agreed to the items set forth in the Preliminary Closing Date Adjustment Schedules that are not disputed in the manner set forth above. During the period of any dispute within the contemplation of this Section 2.6, Buyer, the Buyer's Auditors and other representatives of Buyer shall be permitted to review the working papers, if any, of the Shareholders' Auditors relating to the
Preliminary Closing Date Adjustment Schedules. The Shareholders and the Shareholders' Auditors shall cooperate with Buyer and the Buyer's Auditors in facilitating such review.

      (c) If at the conclusion of the Resolution Period amounts remain in dispute, then all amounts remaining in dispute shall be submitted, as soon as practicable, to the Neutral Auditors. The parties agree to execute a reasonable engagement letter if requested by the Neutral Auditors. The Neutral Auditors shall act as an arbitrator to determine only those issues still in dispute. The Neutral Auditors' determination shall be made within 30 days after the expiration of the Resolution Period, shall be set forth in a written statement delivered to Buyer and the Shareholders' Representative and shall be final, binding and conclusive. The term "Final Closing Date Adjustment Schedules," as used herein, means the definitive Closing Date Adjustment Schedules agreed, or deemed to have been agreed, to by Buyer and the Shareholders' Representative in accordance with Section 2.6(b) or the definitive Closing Date Adjustment Schedules resulting from the determination by the Neutral Auditors in accordance with this Section 2.6(c) (in addition to those items theretofore agreed by Buyer and the Shareholders' Representative).

      (d) After the resolution of all disputes with respect to the Final Closing Date Adjustment Schedules the parties shall determine the difference between the Estimated Consideration and the Consideration (the "Consideration Adjustment"). In the event that the Consideration as set forth in the Final Closing Date Adjustment Schedules is greater than the Estimated Consideration, (i) the Escrow Agreement shall terminate and the entire Escrow Fund shall be distributed to the Shareholders' Representative for distribution to the Shareholders as their interests shall appear and (ii) Buyer shall issue to the Shareholders such additional whole number of Buyer Common Shares as equals the amount of the Consideration Adjustment (ignoring for this purpose any fractional share calculated). In the event that the Consideration as set forth in the Final Closing Date Adjustment Schedules is less than the Estimated Consideration, and the Consideration Adjustment is not more than the number of Buyer Common Shares held in the Escrow Fund (i) there shall be delivered to Buyer from the Escrow Fund such whole number of Buyer Common Shares as equals the amount of the Consideration Adjustment (ignoring for this purpose any fractional share calculated), and the balance, if any, of the Escrow Fund shall be delivered to the Shareholders' Representative for distribution to the Shareholders as their interests shall appear. In the event that the Consideration as set forth in the Final Closing Date Adjustment Schedules is less than the Estimated Consideration, and the Consideration Adjustment is more than the number of Buyer Common Shares held in the Escrow Fund (i) there shall be delivered to Buyer the entire Escrow Fund and (ii) the Shareholders shall redeliver to Buyer such whole number of Buyer Common Shares received by the Shareholders at the Closing as equals the difference between the amount of the Consideration Adjustment minus the number of Buyer Common Shares distributed to Buyer from the Escrow Fund (ignoring for this purpose any fractional share calculated). All deliveries contemplated by this Section 2.6(d) shall be made within ten (10) Business Days after delivery of the Final Closing Date Adjustment Schedules.

      (e) The fees of Buyer's Auditors incurred in connection with the preparation of the Preliminary and Final Closing Date Adjustment Schedules shall be borne by Buyer, and the fees of the Shareholders' Auditors incurred in connection with their review of the Preliminary and Final Closing Date Adjustment Schedules shall be borne by the Shareholders. The fees of any Neutral Auditors shall be borne by the Shareholders and Buyer in such amount(s) as shall be determined by the Neutral Auditors based on the proportion that the aggregate amount of disputed items submitted to the Neutral Auditors that is unsuccessfully disputed by the Shareholders, on the one hand, or Buyer, on the other hand, as determined by the Neutral Auditors, bears to the total amount of such disputed items so submitted.

                                 Article III
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

      As an inducement to Buyer to enter into this Agreement, the Shareholders hereby make, as of the date hereof and as of the Closing Date, the following representations and warranties to Buyer, except as otherwise set forth in written disclosure schedules (the "Schedules") delivered to Buyer prior to the execution hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this Article III setting forth certain exceptions to the representations and warranties contained in this Article III and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise).

      The Shareholders, jointly and severally, represent and warrant to Buyer the following:

      3.1 Organization; Qualification.

      (a) Each of the Companies is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of the jurisdictions disclosed on Schedule 3.1. Carolina Turkeys is a validly existing general partnership under the laws of North Carolina. Each of the Companies and Carolina Turkeys has all power and authority to own or lease all of its respective properties and assets and to carry on its business as it is presently being conducted. To the knowledge of the Shareholders, each of the Companies and Carolina Turkeys is duly qualified and in good standing to transact business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be in good standing or to be duly qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Carroll's Companies. Each jurisdiction in which any of the Companies or Carolina Turkeys is qualified to do business is set forth in Schedule 3.1.

      (b) A complete list of the directors and officers (or persons having similar responsibilities or performing similar duties) of each of the Carroll's Companies and Carroll's Brazil is set forth in Schedule 3.1.

      (c) None of the Carroll's Companies has ever had any Subsidiary except as disclosed in Schedule 3.1.

      3.2 Capitalization; Validity of Shares; Voting Trusts.

      (a) The authorized capitalization of each of the Companies and the shares of capital stock or the equity interests, as the case may be, thereof which are outstanding is set forth in Schedule 3.2. All of the outstanding shares of capital stock or equity interests (i) have been duly authorized, are validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights, and (ii), except as set forth in Schedule 3.2, are owned beneficially and of record as set forth in Schedule 3.2, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws) and Encumbrances. All of the outstanding shares of capital stock or other equity interests of the Subsidiaries, as set forth in
Schedule 3.2, are validly issued, fully paid and nonassessable and, except as set forth in Schedule 3.2, are owned by the Carroll's Companies, Carroll's Brazil or other Subsidiaries in the amounts set forth in Schedule 3.2. Except for Encumbrances set forth in Schedule 3.2 which will be released prior to the Closing, the shares of capital stock or other equity interests of Subsidiaries are owned free and clear of Encumbrances.

      (b) Except as set forth in Schedule 3.2, (i) none of the Companies has any commitment to issue or sell any shares of capital stock or equity interests, or any securities or obligations convertible into or exchangeable for, or giving any Person any right to acquire from any of the Companies any shares of capital stock or equity interests, and no such securities or obligations are outstanding and (ii) there are no obligations or commitments of any kind for the repurchase, redemption or other acquisition of any shares of capital stock or equity interests of any of the Companies.

      (c) Except as set forth in Schedule 3.2, none of the Carroll's Companies or Carroll's Brazil, directly or indirectly, owns any capital stock of or other equity interest in any corporation, partnership or other Person.

      (d) Except as set forth in Schedule 3.2, there are no shareholders agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the ownership interests of any of the Companies.

      3.3 Authority Relative to Agreements. Each of the Carroll's Companies, CPI and the Shareholders has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby and to perform their respective obligations hereunder and thereunder. The execution and delivery of this Agreement and the Ancillary Agreements, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the board of directors and shareholders of each of the Carroll's Companies and CPI, and no other proceedings on the part of the Companies are necessary with respect thereto. This Agreement has been, and when executed the Ancillary Agreements will have been, duly executed and delivered by each of the Carroll's Companies, CPI and the Shareholders and, assuming that Buyer has duly authorized, executed and delivered this Agreement and the Ancillary Agreements, this Agreement constitutes, and the Ancillary Agreements, when executed and delivered will constitute, valid and binding obligations of each of the Carroll's Companies, CPI and the Shareholders, enforceable against each of them and the Shareholders' heirs, assigns and personal representatives in accordance with their terms.

      3.4 Consents and Approvals. To the knowledge of the Shareholders, no consent, waiver, agreement, approval or authorization of, or declaration, filing, notice or registration to or with, any Governmental Authority is required to be made or obtained by any Shareholder or any of the Companies in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby other than those set forth in Schedule 3.4. To the knowledge of the Shareholders, except as set forth in Schedule 3.4, there is no requirement that any party to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any Shareholder or any of the Companies is a party or by which any of them is bound, consent to the execution and delivery of this Agreement or the Ancillary Agreements by any Shareholder, the Companies or the consummation of the transactions contemplated hereby and thereby.

      3.5 Non-Contravention. The execution, delivery and performance by the Carroll's Companies, CPI and the Shareholders of this Agreement and the Ancillary Agreements does not, and the consummation by the Carroll's Companies, CPI and the Shareholders of the transactions contemplated hereby and thereby will not (i) violate or result in a breach of any provision of the Articles of Incorporation, Bylaws or similar organizational documents of any of the Companies, (ii) to the knowledge of the Shareholders, except as described in
Schedule 3.5, conflict with, result in a breach of or result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which any of the Companies and the Shareholders is a party or by which any of the Companies and the Shareholders is bound, or (iii) to the knowledge of the Shareholders, violate any order, writ, injunction, decree, statute, rule or regulation applicable to any of the Companies and the Shareholders or any of their Assets.

      3.6 Real Property. To the knowledge of the Shareholders, there are no defects in title to any of the real property owned by the Carroll's Companies or to be transferred or conveyed to one or more of the Carroll's Companies before the Closing as contemplated by Section 5.13 hereof (collectively, the "Real Property") that would make title to any such Real Property unmarketable. There are no mortgages or deeds of trust encumbering any of the Real Property, except mortgages and deeds of trust reflected in the Financial Statements. To the knowledge of the Shareholders, there are no special zoning ordinances or use permits required for the continued operation of the business of the Carroll's Companies as it currently is being conducted. There are no outstanding options or rights of first refusal or first offer to purchase the Real Property, or any portion thereof or interest therein. To the knowledge of the Shareholders, there are no eminent domain (which term, as used herein, shall include other compulsory acquisitions or takings by Governmental Authority) proceedings pending or, to the knowledge of the Shareholders, threatened against any real property or any material portion thereof which proceedings (if resulting in a taking of any real property by a Governmental Authority) could have a material adverse effect on the use of such real property as now used by the Carroll's Companies.

      3.7 Personal Property. To the knowledge of the Shareholders, the Carroll's Companies own all tangible personal property owned by them, free and clear of any and all liens or security interests securing indebtedness, except liens and security interests reflected in the Financial Statements. With respect to each such item of tangible personal property (i) with the exception of contract growers of the Carroll's Companies, there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of tangible personal property or any portion thereof or interest therein and (iii) there are no parties (other than the Companies and their Personnel, and contract growers, in each case in their capacity as such) who are in possession of or who are using any such item of personal property;

      3.8 Tax Matters.

      (a) Filing of Tax Returns. The Companies have timely filed with the appropriate taxing authorities all Tax Returns (including information returns and other material information) in respect of Taxes required to be filed through the date hereof and will timely file any such Tax Return required to be filed. All such Tax Returns are complete and accurate in all material respects. The Companies do not currently have outstanding any request for any extension of time within which to file Tax Returns in respect of any Taxes except for properly filed extensions of time necessary to complete the Companies' 1998 federal and state income Tax returns.. The Shareholders have delivered to Buyer complete and accurate copies of the federal, state and local income Tax Returns (and examination reports and statements of deficiency) for the years 1996 and 1997.

      (b) S-Corporation. Except as set forth in Schedule 3.8, each of the Companies is and has at all times been an "S corporation" (within the meaning of Section 1361(a) of the Internal Revenue Code) for each taxable year (or portion thereof) and no action has or will be taken to terminate and no condition exists which could result in the termination of such election. Except as set forth in
Schedule 3.8, none of the Companies is or has been liable for the Tax imposed under Section 1375(a) of the Internal Revenue Code; and none of the Companies is or has been liable for the Tax imposed under Section 1374(a) of the Internal Revenue Code.

      (c) Payment of Taxes. All Taxes for which any of the Companies is or may be liable in respect of periods (or portions thereof) ending before the Effective Date, have been timely paid, or a reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and tax income) adequate in accordance with GAAP has been established therefor, as set forth in the Financial Statements.

      (d) Audits, Investigations or Claims. No substantial deficiencies for Taxes have been claimed, proposed or assessed in writing by any Taxing Authority against any of the Companies which have not been paid or reserved in the Financial Statements. Since January 1, 1993, no claim has been made by any Taxing Authority in a jurisdiction in which a Company does not file Tax Returns that such Company is or may be subject to taxation by such jurisdiction. There are no pending or, to the knowledge of the Shareholders, threatened audits, investigations or claims for or relating to any liability in respect of Taxes that in the reasonable judgment of the Shareholders are likely to result in an additional amount of Taxes, and there are no matters under discussion with any Taxing Authority with respect to Taxes that in the reasonable judgment of the Shareholders is likely to result in an additional liability for Taxes to the Companies. Audits of federal, state, and local returns for Taxes, if any, by the relevant taxing or other governmental authorities have been completed for the periods set forth in Schedule 3.8. Except as set forth in Schedule 3.8, no Tax Return is currently the subject of audit and the Companies have not been notified in writing that any Taxing Authority intends to audit a Tax Return for Taxes for any other period. No extension of a statute of limitations relating to Taxes is in effect with respect to the Companies. Except as set forth in
Schedule 3.8, no power of attorney has been executed by the Companies with respect to any matters relating to Taxes which is currently in force.

      (e) Encumbrances. There are no Encumbrances for Taxes (other than current taxes not yet due and payable) on the Assets of the Companies.

      (f) Safe Harbor Lease Property. None of the Assets of the Companies is property that (i) is required to be treated as being owned by any other person pursuant to the so-called safe harbor lease provisions of former Section 168(f)(8) of the Internal Revenue Code, (ii) directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Internal Revenue Code or (iii) is "tax-exempt use property" within the meaning of Section 168(h) of the Internal Revenue Code.

      (g) Tax Election. All material elections with respect to Taxes affecting the Companies as of the date hereof are set forth in Schedule 3.8. None of Companies has agreed to make, or is required to make, any adjustment under
Section 481(a) of the Internal Revenue Code (or similar provisions under state or local law) by reason of a change in accounting method or otherwise, except as a result of the consummation of the transactions contemplated hereby.

      (h) Withholding. The Companies have paid over all Taxes required to have been withheld and paid to any Governmental Authority in connection with amounts paid to any employee, independent contractor, creditor, shareholder, equity investor or other third party.

      (i) Combined Returns. Since January 1, 1990, no Company has been included in any consolidated, combined or unitary Tax Return provided for under the laws of the United States, any state or locality with respect to Taxes for any taxable period for which the statute of limitations has not expired. None of the Companies has any liability for the Taxes of any Person under Treasury Regulation Section 1.1502 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

      (j) Tax Sharing Agreements. There are no tax sharing agreements or similar arrangements (whether written or unwritten) with respect to or involving any of the Companies pursuant to which any of the Companies may be liable for Taxes of another Person.

      (k) Section 280G. None of the Companies has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will not be deductible under Section 280G of the Internal Revenue Code.

      (l) Section 6662. Each of the Companies has disclosed on its federal income Tax Return all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Internal Revenue Code which could be a liability of Buyer or the Companies after the Effective Date.

      3.9 Securities Act and Other Securities Ownership Matters.

      (a) Each of the Shareholders is an "accredited investor" as defined under both subsections (5) and (6) of Rule 501(a) of Regulation D under the Securities Act, and each is an individual resident in the State of North Carolina. Each Shareholder is acquiring Buyer Common Shares hereunder solely for investment purposes for his or her own account as principal and not with a view to resale or distribution except pursuant to an effective registration statement filed under the Securities Act or an applicable exemption from such registration. Each Shareholder acknowledges that Buyer's offering and sale of Buyer Common Shares hereunder will not be registered under the Securities Act or any other securities laws, and that accordingly restrictions will apply to the Shareholders' ability to transfer or sell such securities, and that an appropriate legend to such effect will be placed on each stock certificate representing any such shares. Each Shareholder acknowledges that none of the securities may be resold unless their offer and sale are registered under the Securities Act and applicable state securities laws, or unless appropriate exemptions from registration are available. Each Shareholder agrees that he or she will not directly or indirectly offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Buyer Common Shares (or solicit any offer to buy, purchase or otherwise acquire, or to take a pledge of, any such shares) except in compliance with the Securities Act and applicable state securities laws and regulations. Each Shareholder acknowledges that he or she and his or her representatives have had an opportunity to examine the financial and business affairs of Buyer and an opportunity to ask questions of and receive answers from Buyer's management, and that he or she and his or her representatives have such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in Buyer in making an informed investment decision with respect thereto.

      (b) Each of the Shareholders is an individual who does not share the same principal residence as any of the other Shareholders. No Shareholder either directly or through entities controlled by such Shareholder will hold 15% or more of the outstanding common shares of Buyer following the consummation of the transactions contemplated hereby.

                                   Article IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      As an inducement to the Carroll's Companies, CPI and the Shareholders to enter into this Agreement, Buyer hereby makes, as of the date hereof and as of the Closing Date, the following representations and warranties to the Carroll's Companies, CPI and the Shareholders, except as otherwise set forth in written disclosure schedules (the "Schedules") delivered to the Carroll's Companies, CPI and the Shareholders prior to the execution hereof, a copy of which is attached hereto. The Schedules are numbered to correspond to the various sections of this
Article IV setting forth certain exceptions to the representations and warranties contained in this Article IV and certain other information called for by this Agreement. Unless otherwise specified, no disclosure made in any particular Schedule shall be deemed made in any other Schedule unless expressly made therein (by cross-reference or otherwise).

      Buyer represents and warrants to the Carroll's Companies, CPI and the Shareholders the following:

      4.1 Organization; Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has all power and authority to own all of its properties and assets and to carry on its business as it is presently being conducted.

      4.2 SEC Filings; Financial Statements.

      (a) Buyer has timely filed all registration statements, prospectuses, forms, reports and documents required to be filed by it under the Securities Act or the Exchange Act, as the case may be, since April 29, 1996 (collectively, the "Buyer SEC Filings"). The Buyer SEC Filings (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

      (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Buyer SEC Filings was prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Buyer and the consolidated Buyer Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect on Buyer).

      (c)  Except as and to the  extent  set forth on the  consolidated  balance sheet of Buyer and the consolidated Buyer Subsidiaries as of May 3, 1998 included in Buyer's Annual Report on Form 10-K for the year ended May 3, 1998, including the notes thereto, neither Buyer nor any Buyer Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, except for liabilities or obligations incurred in the ordinary course of business since May 3, 1998 that would neither, individually or in the aggregate, (i) have a Material Adverse Effect on Buyer nor (ii) prevent or materially delay the performance of this Agreement by Buyer.

      4.3 Absence of Certain Changes or Events. Since May 3, 1998, except as contemplated by or as disclosed in this Agreement or as disclosed in any Buyer SEC Filing filed prior to the date hereof, there has not been (i) any Material Adverse Effect on the Buyer or an event or development (including in connection with the transactions contemplated hereby) that would, individually or in the aggregate, have a Material Adverse Effect on the Buyer, or (ii) any event that would reasonably be expected to prevent or materially delay Buyer's performance of its obligations under this Agreement.

      4.4 Securities Act Matters.

      (a) Each of the Buyer Common Shares to be issued as contemplated by this Agreement has been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights.

      (b) Neither Buyer nor any Person acting on its behalf has, directly or indirectly, offered any Buyer Common Shares to be issued hereunder for sale to, or solicited any offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, anyone other than the Shareholders, and neither Buyer nor any Person acting on its behalf has taken or will take any action that would cause Buyer's offer, issuance or sale of any such shares hereby to violate the provisions of Section 5 of the Securities Act or any applicable state securities laws and regulations.

      4.5 Authority Relative to Agreements. Buyer has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreements and to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. This Agreement has been, and when executed and delivered the Ancillary Agreements will have been, duly executed and delivered by Buyer and, subject to the approval of the Board of Directors of Buyer and assuming that the Carroll's Companies, CPI and the Shareholders have duly authorized, executed and delivered this Agreement, this Agreement constitutes, and the Ancillary Agreements will constitute, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms.

      4.6 Consents and Approvals. No consent, waiver, agreement, approval or authorization of, or declaration, filing, notice or registration to or with, any Governmental Authority is required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby or thereby. Except as set forth in Schedule 4.6, there is no requirement that any party to any agreement, contract, lease, note, loan, evidence of indebtedness, purchase order, letter of credit, franchise agreement, undertaking, covenant not to compete, employment agreement, license, instrument, obligation, commitment or purchase and sales order to which Buyer is a party or by which it is bound, consent to the execution and delivery of this Agreement or the Ancillary Agreements by Buyer or the consummation of the transactions contemplated hereby or thereby, other than those set forth in Schedule 4.6 and except for such consents the failure of which to obtain, individually or in the aggregate, would not have a Material Adverse Effect on Buyer or the Shareholders.

      4.7 Non-Contravention. The execution, delivery and performance by Buyer of this Agreement and the Ancillary Agreements do not, and the consummation by Buyer of the transactions contemplated hereby or thereby will not (i) except as set forth in Schedule 4.7, violate or result in a breach of any provision of the Articles of Incorporation, as amended to date, or Bylaws of Buyer, (ii) conflict with, result in a breach of or result in a default (or give rise to any right of termination, cancellation or acceleration) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which Buyer is a party or by which Buyer is bound or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or its material assets or capital stock, excluding from the foregoing clauses (ii) and (iii) such requirements, defaults, breaches, rights or violations that would not have a Material Adverse Effect on Buyer or the Shareholders or that become applicable as a result of (1) the business or activities in which the Companies or any of their Affiliates is engaged, or (2) any acts or omissions by, or facts pertaining to, the Companies or any of their Affiliates.

                                    Article V
                              ADDITIONAL AGREEMENTS

      5.1 Conduct of Business. Except as set forth in Schedule 5.1, from the date hereof and until the Closing, the Shareholders will cause the Carroll's Companies, CPI and Carroll's Brazil and their respective Subsidiaries to conduct the Business only in the ordinary and usual course and in a manner consistent with past practices.

      5.2 Forbearances. Except as set forth in Schedule 5.2, the Shareholders shall cause the Companies, from the date hereof until the earlier of (i) the Closing or (ii) termination under Article IX, without the written consent of Buyer, not to:

          (i) sell, assign, lease or transfer any of the Assets that exceed $10,000 individually or $25,000 in the aggregate in book value or fair market value, other than inventory sold or disposed of in the ordinary course of business, consistent with past practice, to Buyer or persons who are not Affiliates (other than the Carroll's Companies and their Subsidiaries) of the Carroll's Companies for fair consideration;

          (ii) cancel or terminate, or amend, modify or waive any material term of, any material contract;

          (iii) (A) increase the compensation payable or to become payable to any of its directors or officers, (B) increase the base compensation payable or to become payable to any of its Personnel who are not directors or officers, except for normal periodic increases in such base compensation (not exceeding, in each case, 5%) in the ordinary course of business, consistent with past practice, (C) increase the sales commission rate payable or to become payable to any of its Personnel who are not directors or officers, (D) grant, make or accrue any loan, bonus, severance, termination or continuation fee, incentive compensation (excluding sales commissions), service award or other like benefit, contingently or otherwise, to or for the benefit of any of its Personnel, except pursuant to the employee plans in effect as of the date hereof, (E) adopt, amend or cause any addition to or modification of any employee plan, other than (1) contributions made in the ordinary course of business, consistent with past practice or (2) the extension of coverage to any of its Personnel who became eligible after the date of this Agreement, (F) grant any additional stock options or performance unit grants or other interest under any employee plan,
(G) enter into any new employment or consulting agreement or cause any written or oral termination, cancellation or amendment of any such employment or consulting agreement to which it is a party (except with respect to any employee at will without a written agreement), (H) enter into any collective bargaining agreement or cause any termination or amendment of any collective bargaining agreement to which it is a party or (I) with respect to any Shareholder, or any Affiliate of any Shareholder, grant, make or accrue any payment or distribution or other like benefit, contingently or otherwise, or otherwise transfer Assets, including any payment of principal of or interest on any debt owed to any such Shareholder or Affiliate, other than (1) any payments to such person in the ordinary course of business in his capacity as an employee of the Carroll's Companies and (2) any transactions between the Carroll's Companies, in the ordinary course of business and on an arms' length basis;

          (iv) make any capital expenditure or commitment to make any capital expenditure in excess of $50,000;

          (v) execute (A) any lease for real property or (B) any lease for personal property involving annual payments in excess of $50,000;

          (vi) make any payments or given any other consideration to customers or suppliers, other than payments under, and in accordance with the terms of, contracts in effect at the time of such payment;

          (vii)  change  its  accounting   methods,   principles  or  practices,
including any change in the application or interpretation of GAAP;

          (viii) (A) issue or sell, or enter into any agreement obligating it to issue or sell (B) directly or indirectly redeem, purchase or otherwise acquire, or split, combine, reclassify or otherwise adjust, any class or series of capital stock, or any securities convertible into or exchangeable for capital stock or (C) declare or pay any dividend or other distribution in respect of any class or series of capital stock;

          (ix) (A) incur any indebtedness for borrowed money or enter into any commitment to borrow money other than borrowings in the ordinary course of business under the Companies' working capital lines or (B) incur any obligations for any performance bonds, payment bonds, bid bonds, surety bonds, letters of credit, guarantees or similar instruments;

          (x) take any action in anticipation of the execution of this Agreement or for any other reason to delay or defer expenses (including delay or postponement of capital expenditures or the payment of accounts payable), liabilities or obligations of any kind whatsoever or to accelerate any income, revenue, payment or similar item, other than in the ordinary course of business consistent with past practice;

          (xi) pay,  discharge  or satisfy  any  liability,  other than any such payment, discharge or satisfaction in the ordinary course of business, consistent with past practice of (A) liabilities reflected or reserved against on the balance sheets in the Financial Statements or incur subsequent thereto in the ordinary course of business, consistent with past practice, or (B) liabilities under, and in accordance with the terms of, any material contracts, licenses and permits and other commitments set forth in the Schedules;

          (xii) change or amend any of their articles of incorporation or bylaws or similar organizational documents;

          (xiii) (A) acquire (by merger, consolidation, acquisition of stock, other securities or assets or otherwise), (B) make a capital investment (whether through the acquisition of an equity interest, the making of a loan or advance or otherwise) in or (C) guarantee indebtedness for borrowed money of, (1) any Person or (2) any portion of the assets of any Person that constitutes a division or operating unit of such Person;

          (xiv) mortgage or pledge, or otherwise make or suffer any Encumbrance (other than any Permitted Encumbrance) on, any of their material Assets or group of their Assets that is material in the aggregate;

          (xv) revalue any of their Assets, including any write-off of notes or accounts receivable or any increase in any reserve (other than in the ordinary course of business consistent with past practice), involving in excess of $10,000 individually or $50,000 in the aggregate (such amounts to be calculated without netting any decrease);

          (xvi) amend, cancel or terminate any license or permit that is material to any of the Companies;

          (xvii) cancel, waive or release any right or claim (or series of related rights or claims) involving in excess of $10,000 individually or $50,000 in the aggregate; or

          (xviii) make any material change in the policies or practices relating to selling practices, returns, discounts or other terms of sale or accounting therefor or in policies of employment; or entered into any contract to do any of the foregoing.

      5.3 Negotiations with Others; Notification.

      (a) No Solicitation. From the date hereof until the earlier of (i) the Closing or (ii) termination of this Agreement under Article IX, the Shareholders shall not, and shall cause the Companies, and shall instruct each of their respective representatives (including investment bankers, attorneys and accountants) not to, directly or indirectly, enter into, solicit, initiate, conduct or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or provide any information to, or otherwise cooperate in any other way with, any Person or group, other than Buyer and its representatives, concerning any sale of all or any substantial portion of the Assets or the Business of, or of any shares of capital stock or equity interest or other securities of, the Companies, or any merger, consolidation, recapitalization, liquidation, dissolution or similar transaction involving the Companies (each such transaction being referred to herein as a "Proposed Acquisition Transaction"). The Shareholders hereby represent that neither they nor the Companies are presently engaged in discussions or negotiations with any party other than Buyer with respect to any Proposed Acquisition Transaction. The Shareholders and the Companies agree not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which any of them is a party.

      (b) Notification. The Shareholders shall (i) immediately notify Buyer (orally and in writing) if any offer is made, any discussions or negotiations are sought to be initiated, any inquiry, proposal or contact is made or any information is requested with respect to any Proposed Acquisition Transaction,
(ii) promptly notify Buyer of the terms of any proposal which they may receive in respect of any such Proposed Acquisition Transaction, including the identity of the prospective purchaser or soliciting party, (iii) promptly provide Buyer with a copy of any such offer, if written, or a written summary (in reasonable detail) of such offer, if not in writing, and (iv) keep Buyer informed of the status of such offer and the offeror's efforts and activities with respect thereto.

      5.4 Investigation of Business and Properties. From the date hereof until the earlier of (i) the Closing and (ii) termination under Article IX, the
Shareholders shall cause the Companies to afford Buyer, any financial institution providing financing to Buyer, and their respective counsel, accountants, financial advisors and other representatives, reasonable access during regular business hours upon reasonable notice, to make such reasonable inspection of the Assets, business and operations of the Companies and to inspect and make copies of contracts, Books and Records and all other documents and information reasonably requested by Buyer and related to the operations and business of the Companies, including historical financial information concerning the business of the Companies and to meet with designated Personnel of the Companies and/or their representatives; provided that any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the Business; provided further, that no disclosure to Buyer, its counsel, accountants or other representatives after the date hereof, except by amendment to the Schedules approved by Buyer, shall be deemed to be a reduction of, or otherwise affect, the representations and warranties of the Shareholders set forth in this Agreement. The Shareholders shall furnish to Buyer promptly upon request (i) all additional documents and information with respect to the affairs of the Companies and (ii) access during regular business hours to the Companies' Personnel and to the Companies' accountants and counsel as Buyer, or its counsel or accountants, may from time to time reasonably request and the Shareholders shall instruct the Companies' Personnel, accountants and counsel to cooperate with Buyer, and to provide such documents and information as Buyer and its representatives may reasonably request.

      5.5 Confidentiality. Unless and until the Closing has been consummated, Buyer shall hold, and shall cause its counsel, accountants and other representatives to hold, in confidence all confidential data and information relating to the Companies made available to Buyer, together with all analyses, compilations, studies and other documents and records prepared by Buyer or any of its representatives which contain or otherwise reflect or are generated from such information. If the transactions contemplated by this Agreement are not consummated, Buyer agrees to keep confidential all data and information relating to the Companies or the Business, and upon written request of the Shareholders' Representative, to return or cause to be returned to the Companies all written materials and all copies that contain any such confidential data or to certify to the Companies that such materials have been destroyed. Notwithstanding the foregoing, Buyer may disclose this Agreement and the information and data in Buyer's possession in connection therewith (i) to its lenders (and their counsel), (ii) to the investment bankers (and their counsel) in connection with any offering of securities by Buyer and (iii) to the extent such disclosure is required by law.

      5.6 No Disclosure; Public Announcements. Prior to Closing, without the prior written consent of the other party, and except for filings required by Law, neither party will issue any press release or otherwise make any public statements with respect to this Agreement and the transactions contemplated hereby.

      5.7 Transfer Taxes; Expenses.

      (a) All transfer taxes relating to the transfer of the real property to the Carroll's Companies as contemplated by Section 5.13 and all transfers of real property to the Shareholders or entities controlled by them as contemplated in Schedule 5.2 shall be paid by the Shareholders.

      (b) Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such costs and expenses; it being understood that the fees and expenses of BT Alex. Brown, KPMG LLP and Ward and Smith, P.A. with respect to this Agreement and the transactions contemplated hereby, Arthur Andersen LLP with respect to all matters for which such firm shall have been engaged by or on behalf of the Shareholders or the Companies (the "Companies' Expenses") shall be paid by the Companies, and that to the extent any such expenses shall not have been paid before the Effective Date they shall be accrued as a liability for purpose of calculating Working Capital as of the Effective Date pursuant to Section 2.6, and any such expenses not so accrued shall be the sole responsibility of, and paid by, the Shareholders.

      5.8 Efforts to Consummate. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate, as promptly as practicable, the transactions contemplated hereby, including the obtaining of all necessary consents, waivers, authorizations, orders and approvals of third parties, whether private or governmental, required of it to enable it to comply with the conditions precedent to consummating the transactions contemplated by this Agreement. Each party agrees to cooperate fully with the other party in assisting it to comply with this Section 5.8. Furthermore, without limiting the generality of the foregoing, each party will cooperate with the others in structuring the transactions and the documentation thereof to be the most tax efficient for all parties.

      5.9 Related Party Accounts. As of the Closing, no loans or receivables or payables to any of the Shareholders or their Affiliates (other than the Carroll's Companies and Carroll's Brazil) from the Carroll's Companies and Carroll's Brazil, or to any of the Carroll's Companies or Carroll's Brazil from any of the Shareholders shall be outstanding. Any liability for Taxes arising from the satisfaction or termination of such amounts shall be the responsibility of the Shareholders.

      5.10 Further Assurances. At the Closing or from time to time thereafter, the parties hereto shall execute and deliver such other instruments of assignment, transfer and delivery and shall take such other actions as the other reasonably may request in order to consummate, complete and carry out the transactions contemplated by this Agreement.

      5.11 Rights to Examine Books and Records. From and after the Closing, upon reasonable prior notice from the Shareholders, Buyer will afford Shareholders' authorized representatives, including its accountants and counsel, reasonable access during regular business hours and for reasonable purposes related to the Shareholders' prior interest in the Companies, in order to examine and review, or, at the Shareholders' expense, to make copies of, the Books and Records to the extent they relate to periods prior to the Closing Date; provided that any such access shall be conducted in such a manner as not to interfere unreasonably with the operation of the Business.

      5.12 Certain Tax Matters.

      (a) The Shareholders shall be responsible for any and all tax imposed on any of the Carroll's Companies pursuant to Sections 1374 and 1375 of the Internal Revenue Code or any similar provisions of state and local Tax Laws).

      (b) The Shareholders shall prepare and file or shall cause each of the Companies, any Subsidiaries of the Companies and their Affiliates to prepare and file the following Tax Returns with respect to each of the Companies:

          (i) all United States federal income Tax Returns and any other income Tax Returns required to be filed in any jurisdiction in which the relevant Company has income tax nexus for any taxable period ending on or before the Effective Date; provided that in the case of federal, state and local income Tax Returns including the transactions contemplated by this Agreement, that the Shareholder shall provide Buyer copies of the relevant portions of such proposed Returns at least 30 days prior to the due date of any such Returns, including valid extensions thereof; and

          (ii) all other Tax Returns with respect to Taxes required to be filed (taking into account extensions) prior to the Effective Date.

      (c) Buyer and the Carroll's Companies and Carroll's Brazil shall file all other Tax Returns with respect to the Carroll's Companies and Carroll's Brazil for all periods which begin on or after the Effective Date. With respect to any state, local or foreign income Tax Return for taxable periods beginning before the Effective Date and ending after the Effective Date, Buyer shall cause each of the Companies to consult with the Shareholders' Representative concerning such Return. Buyer shall provide the Shareholders' Representative a copy of its proposed Return at least 15 days prior to the filing of such Return, and the Shareholders' Representative may provide comments to Buyer, which comments shall be delivered to Buyer within 7 days of receiving such copies from Buyer.

      (d) As soon as practicable, but in any event within 30 days after the Shareholders' Representative's request, from and after the Effective Date, Buyer shall provide the Shareholders' Representative with such cooperation and shall deliver to the Shareholders' Representative such information and data concerning the pre-Closing operations of the Carroll's Companies and Carroll's Brazil as the Shareholders' Representative may request, including providing the information and data required by the Carroll's Companies' customary tax and accounting questionnaires, in order to enable the Shareholders to complete and file all Tax Returns which they may be required to file with respect to the operations and business of the Carroll's Companies and Carroll's Brazil through the Effective Date or to respond to audits by any Taxing Authorities with respect to such operations. Such cooperation and information shall include provision of powers of attorney for the purpose of signing Tax Returns and defending audits and forwarding copies of appropriate notices and forms or other communications received from or sent to any Taxing Authority which relate to the Carroll's Companies and Carroll's Brazil, and providing copies of relevant Tax Returns, together with accompanying schedules and related workpapers, documents relating to rulings or other determinations by any Taxing Authority and records concerning the ownership and tax basis of property, which Buyer or the Carroll's Companies may possess.

      (e) Buyer and the Shareholders and their respective Affiliates shall cooperate in the preparation of all Tax Returns relating in whole or in part to taxable periods ending before the Effective Date that are required to be filed after such date. Such cooperation shall include furnishing prior years' Tax Returns or return preparation packages illustrating previous reporting practices or containing historical information relevant to the preparation of such Tax Returns, and furnishing such other information within such party's possession requested by the party filing such Tax Returns as is relevant to their preparation. In the case of any state, local or foreign joint, consolidated, combined, unitary or group relief system Tax Returns, such cooperation shall also relate to any other taxable periods in which one party could reasonably require the assistance of the other party in obtaining any necessary information.

      (f) The Shareholders shall have the right, at their own expense, to control any audit or examination by any Taxing Authority ("Tax Audit"), initiate any claim for refund, contest, resolve and defend against any assessment, notice of deficiency, or other adjustment or proposed adjustment which in any such case relates to Taxes for which the Shareholders are liable pursuant to Section
8.2(a); provided that no claim, contest or settlement shall be initiated, defended, or resolved by the Shareholders to the extent that such claim, contest, or settlement could reasonably be expected to have a material adverse effect on the Carroll's Companies or Carroll's Brazil after the Closing. Buyer shall have the right, at its own expense, to control any other Tax Audit, initiate any other claim for refund, and contest, resolve and defend against any other assessment, notice of deficiency, or other adjustment or proposed adjustment. The Shareholders shall furnish Buyer and the Carroll's Companies with their cooperation in a manner comparable to that described in paragraph (e) of this Section 5.12.

      (g) In order to prevent any inappropriate shifting of items of income, gain, loss, deduction or credit ("Tax Items"), and to the extent allowable under the Internal Revenue Code, Buyer and the Shareholders agree to determine their respective shares of Tax Items for the 1999 Tax year from the partnerships and limited liability companies in which any of the Carroll's Companies owns an interest (the "Lower Tier Partnerships") as though each Lower Tier Partnership had an interim closing of the books occurring simultaneously with the interim closing of the books of the respective Carroll's Companies which own an interest therein.

      5.13 Additional Assets. Prior to the Closing the Shareholders shall transfer and convey, or shall cause entities controlled by them to transfer and convey, to one or more of the Carroll's Companies or Carroll's Realty Partnership the real estate set forth in Schedule 5.13, all pursuant to special warranty deeds in form and substance reasonably satisfactory to Buyer. Buyer agrees that it will cause Carroll's Realty Partnership to maintain ownership of the real estate transferred to it pursuant to this Section 5.13 until after the second anniversary of the Closing Date.

      5.14 Carroll's Processing, Inc. The Shareholders agree that they will maintain in good standing the corporate existence of CPI, and will not liquidate CPI or distribute to the Shareholders any of the assets of CPI until after the second anniversary of the Closing Date.

      5.15 Allocation of Consideration. The Consideration has been agreed upon by the parties and allocated among the Carroll's Companies, Carroll's Brazil and the CPI Assets as set forth in Schedule 5.15. With respect to the CPI Assets, CPI and Buyer agree to allocate the applicable consideration for federal and other income Tax purposes in accordance with Section 1060 of the Internal Revenue Code and any regulations promulgated thereunder, as set forth in Internal Revenue Service Form 8594 attached hereto as part of Schedule 5.15. The parties agree that the values reflected in Schedule 5.16 were separately established as a result of good faith bargaining and that in reporting the transactions contemplated hereby to the Internal Revenue Service as required by the Internal Revenue Code, they will use such amounts (subject to adjustment pursuant to Section 2.6) and cooperate with each other in meeting the requirements of the Internal Revenue Code and the regulations promulgated thereunder.

                                    Article VI
                       CONDITIONS TO OBLIGATIONS OF BUYER

      The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject, in the sole discretion of Buyer, to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived by Buyer in accordance with Section 10.9:

      6.1 Representations and Warranties. The representations and warranties of the Shareholders contained in Article III hereof shall be true and correct except to the extent that the failure to be true and correct would not have a Material Adverse Effect on the Carroll's Companies taken as a whole.

      6.2 Performance of this Agreement. The Shareholders and CPI shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

      6.3 Consents and Approvals. All registrations, filings, applications, notices, consents, orders, approvals, qualifications, waivers and Licenses and Permits listed in Schedule 3.4 or otherwise necessary to effect the transactions contemplated hereby shall have been filed, made or obtained and all waiting periods specified by law with respect thereto shall have expired or been terminated.

      6.4 Injunction, Litigation, etc. No Actions by any Governmental Authority or any other Person shall have been instituted for the purpose of enjoining or preventing, or which question the validity or legality of, the transactions contemplated hereby and which could reasonably be expected to damage the Companies materially or impair Buyer's ability to own and control the Companies if the transactions contemplated hereby are consummated.

      6.5 Legislation. No statute, rule or regulation shall have been enacted which prohibits or might prohibit, restrict or materially delay the consummation of the transactions contemplated by this Agreement.

      6.6 Proceedings. All corporate or similar proceedings of the Carroll's Companies and CPI that are required in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to Buyer and its counsel.

      6.7 Opinion of Counsel. The Shareholders shall have delivered to Buyer an opinion of Ward and Smith, P.A., counsel for the Shareholders, dated as of the date of Closing, substantially with respect to the matters set forth in Exhibit C hereto, and stating that such opinion is made for the benefit of Buyer and Buyer's institutional lenders and that Buyer's institutional lenders shall be entitled to rely thereon as if such opinion were addressed to them.

      6.8 Closing Deliveries. Buyer shall have received, at or prior to the Closing, the following:

          (i) Special warranty deeds for the real property to be conveyed by as contemplated by Section 5.13 in form and substance reasonably satisfactory to Buyer;

          (ii) assignment of the limited liability company interests of the Shareholders in Carroll's Brazil in form and substance reasonably satisfactory to Buyer;

          (iii) assignment of the partnership interest held by CPI in Carolina Turkeys and the Carolina Turkeys receivable and assumption of the Assumed CPI Debt in form and substance reasonably satisfactory to Buyer;

          (iv) certificates executed by the secretary of each of the Carroll's Companies and Carroll's Brazil certifying as of the date of Closing (A) a true and correct copy of the certificate or articles of incorporation (or similar organizational document) of each of the Companies, (B) a true and correct copy of the bylaws (or similar organizational document) of each of the Carroll's Companies, (C) a true and correct copy of the Carolina Turkey partnership agreement and the Carroll's Brazil operating agreement and (D) incumbency matters;

          (v) a certificate executed by the Shareholders' Representative certifying that, as of the date of Closing, (A) he or she has made inquiry of the appropriate Personnel of the Companies and (B) the conditions set forth in Sections 6.1, 6.2 and 6.9 have been satisfied;

          (vi) a copy of the certificate or articles of incorporation (or similar organizational document) of each of the Carroll's Companies and Carroll's Brazil and all amendments thereto, each certified as of a recent date by the Secretary of State of the applicable jurisdiction of organization or other appropriate governmental official;

          (vii) a certificate of the appropriate Secretary of State or other appropriate governmental official certifying the existence of the Carroll's Companies in their respective jurisdictions of organization;

          (viii) physical possession of all original minute books, corporate seals and stock or equity ownership records of the Carroll's Companies and Carroll's Brazil;

          (ix) physical possession of all Books and Records (other than those covered by clause (vii) above), licenses and permits, policies, contracts, plans or other instruments of the Carroll's Companies that are in the possession of the Carroll's Companies, all such materials to be deemed delivered to Buyer if they are present at any of the farms, plants, offices, processing or manufacturing facilities, stores, warehouses or administration buildings owned or leased by the Companies; and

          (x) all other documents and certificates required to be delivered by or on behalf of the Shareholders pursuant to the terms of this Agreement.

      6.9 Material Change. Other than losses in the ordinary course of business, there shall not have been any Material Adverse Change in the Assets, liabilities, condition (financial or otherwise), results of operations or business of the Companies since December 26, 1998, nor any occurrence or circumstance that with the passage of time might reasonably be expected to result in such change, and there shall not be any material liability not shown in the Interim Financial Statements or otherwise disclosed herein.

      6.10 Companies Debt. The Companies Debt shall not exceed $250,000,000.

      6.11 Resignations. Each director (or person who bears a similar responsibility with respect to a limited liability company) of any of the Carroll's Companies and Carroll's Brazil shall have submitted resignations effective prior to or as of the Closing.

      6.12 Tax Matters. The Shareholders shall have provided Buyer with a statement sworn to under penalty of perjury, setting forth the name, address and federal tax identification number of each Shareholder, CPI and Matthews Family Properties, L.L.C. and certifying that no such Person is a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code and Treasury Regulations thereunder. Other than the execution, delivery and consummation of the transactions contemplated by this Agreement, no action shall have been taken and no condition shall exist which could result in the termination of the S corporation election of each of the Carroll's Companies.

      6.13 Escrow Agreement. The Shareholders shall have executed and delivered to Buyer and the Escrow Agent the Escrow Agreement in substantially in the form of Exhibit A hereto.

      6.14 Opinion of Financial Advisor; Approval of Buyer's Board of Directors. Scott & Stringfellow, Inc. shall have delivered to the Buyer's Board of Directors its written opinion dated not later than the Closing Date that as of such date, the transactions contemplated by this Agreement are fair to Buyer from a financial point of view. Buyer's Board of Directors shall have approved the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby; provided that the condition set forth in this Section 6.14 shall be deemed to have been satisfied unless Buyer gives notice to the Shareholders before 5:00 p.m. on May 6, 1999 that the condition set forth in this Section 6.14 has not been satisfied.

                                   Article VII
                  CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS

      The obligation of the Carroll's Companies, CPI and the Shareholders to consummate the transactions contemplated by this Agreement shall be subject, in the sole discretion of the Shareholders, to the satisfaction, at or prior to the Closing, of each of the following conditions, any of which may be waived by the Shareholders' Representative in accordance with Section 10.9.

      7.1 Representations and Warranties. The representations and warranties of Buyer contained in Article IV hereof shall be true and correct except to the extent that the failure to be true and correct would not have a Material Adverse Effect on Buyer and its Subsidiaries taken as a whole.

      7.2 Performance of this Agreement. Buyer shall have, in all material respects, performed all covenants and agreements and complied with all conditions required by this Agreement to be performed or complied with by it prior to or on the date of Closing.

      7.3 Consents and Approvals. All registrations, filings, applications, notices, consents, orders, approvals, qualifications or waivers listed in
Schedule 4.6 or otherwise necessary to effect the transactions contemplated hereby shall have been filed, made or obtained and all waiting periods specified by law with respect thereto shall have expired or been terminated.

      7.4 Injunction, Litigation, etc. No Actions by any Governmental Authority or any other Person shall have been instituted for the purpose of enjoining or preventing, or which question the validity or legality of, the transactions contemplated hereby and which could reasonably be expected to damage the Shareholders or the Companies materially if the transactions contemplated hereby are consummated.

      7.5 Legislation. No statute, rule or regulation shall have been enacted which prohibits or might prohibit, restrict or materially delay the consummation of the transactions contemplated this Agreement.

      7.6 Proceedings. All corporate or similar proceedings of Buyer that are required in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Shareholders and their counsel.

      7.7 Opinion of Counsel. Buyer shall have delivered to the Shareholders an opinion of McGuire, Woods, Battle & Boothe LLP, counsel for Buyer, dated as of the Closing Date, substantially with respect to the matters set forth in Exhibit D attached hereto.

      7.8 Closing Deliveries. The Shareholders shall have received, at or prior to the Closing, the following:

          (i) a certificate executed by the Secretary of Buyer certifying as of the Closing Date (i) a true and correct copy of the articles of incorporation as amended of Buyer, (ii) a true and correct copy of the bylaws of Buyer, (iii) a true and correct copy of the resolutions of the board of directors of Buyer authorizing the execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby and (iv) incumbency matters;

          (ii) a certificate executed by a Vice President of Buyer certifying that, as of the date of Closing, the conditions set forth in Sections 7.1, 7.2, and 7.3 with respect to Buyer have been satisfied;

          (iii) a copy of the articles of incorporation of Buyer and all amendments thereto, each certified as of a recent date by the Clerk of the State Corporation Commission of the Commonwealth of Virginia; and

          (iv) all other documents and certificates required to be delivered by Buyer pursuant to the terms of this Agreement.

      7.9 Escrow Agreement. Buyer shall have executed and delivered to the Shareholders and the Escrow Agent the Escrow Agreement substantially in the form of Exhibit A hereto.

      7.10 Escrow Deposit and Estimated Consideration. The Escrow Deposit shall have been deposited with the Escrow Agent, and the balance of the Estimated Consideration shall be ready for delivery to the Shareholders.

      7.11  Registration  Rights  Agreement.   Buyer  shall  have  executed  and
delivered to the Shareholders the Registration Rights Agreement substantially in the form of Exhibit E hereto.

      7.12 Material Adverse Change. There shall not have been any Material Adverse Change in the Assets, liabilities, condition (financial or otherwise), results of operations or business of Buyer after the date hereof, nor any occurrence or circumstance that with the passage of time might reasonably be expected to result in such change; provided that a decline in the market price for Buyer Common Shares shall not in and of itself be a Material Adverse Change.

      7.13 Tax-Free Reorganizations. The Mergers shall qualify as tax-free reorganizations under Section 368(a) of the Internal Revenue Code.

                                  Article VIII
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

      8.1 Survival of Representations The representations and warranties of the Shareholders contained in this Agreement (including the Schedules hereto) or any certificate or instrument delivered pursuant hereto will survive until the earlier of (i) the 60th day after receipt by Buyer of the audited financial statements for Buyer for the fiscal year ending April 29, 2001 and (ii) October 31, 2001; provided that (i) the representations and warranties contained in Sections 3.1, 3.2 and 3.3 shall survive the Closing indefinitely and (ii) the representations and warranties in Section 3.8 shall survive until 90 days after the expiration of the last of the limitation periods contained in the Internal Revenue Code or other applicable Tax law during which an assessment or reassessment can be made (the respective dates on which the representations and warranties hereunder lapse are hereinafter referred to as the "Survival Date"). Notwithstanding the provisions of the preceding sentence, any representation or warranty in respect of which indemnification may be sought under Section 8.2 shall survive the Survival Date if written notice, given in good faith, of the specific breach thereof is given to the indemnifying party prior to the Survival Date, whether or not liability has actually been incurred. All representations and warranties of Buyer contained in this Agreement (including the Schedules hereto) or any certificate or instrument delivered pursuant hereto will survive until October 31, 2001; provided that the representations and warranties contained in Sections 4.1, 4.4(a) and 4.5 shall survive the Closing indefinitely.

      8.2 Indemnification by the Shareholders.

      (a) Subject to the limitations contained in this Article VIII, the Shareholders will jointly and severally indemnify and hold harmless Buyer, its Subsidiaries, Affiliates, each of their respective partners, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Buyer Indemnified Parties") from and against, and pay or reimburse the Buyer Indemnified Parties for, any and all Covered Liabilities actually incurred or paid by the Buyer Indemnified Parties as a result of: any inaccuracy contained in, omission from or breach of, a representation and warranty made by the Shareholders in this Agreement or in any document delivered pursuant hereto; provided that in determining whether an inaccuracy, omission or breach has occurred and the amount of any Covered Liabilities, any materiality, material adverse effect or substantial compliance qualification contained in or otherwise applicable to such representation or warranty shall be disregarded.

      (b) The claims for indemnity by Buyer Indemnified Parties pursuant to this
Section 8.2 are referred to as "Buyer Claims." The indemnity provided for in this Section 8.2 is not limited to matters asserted by third parties against any Buyer Indemnified Party, but includes Covered Liabilities actually incurred or sustained by any Buyer Indemnified Party in the absence of third party claims.

      8.3 Indemnification by Buyer.

      (a) Subject to the limitations contained in this Article VIII, Buyer will indemnify and hold harmless the Shareholders, their Affiliates, each of their respective partners, directors, officers, employees and agents, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Shareholder Indemnified Parties") from and against, and pay or reimburse the Shareholder Indemnified Parties for, any and all Covered Liabilities actually incurred or paid by the Shareholder Indemnified Parties as a result of any inaccuracy contained in, omission from or breach of, a representation and warranty made by Buyer in this Agreement or in any document delivered pursuant hereto; provided that in determining whether an inaccuracy, omission or breach has occurred and the amount of any Covered Liabilities, any materiality, material adverse effect, substantial compliance or similar exception or qualification contained in or otherwise applicable to such representation or warranty shall be disregarded.

      (b) The claims for indemnity by Shareholder Indemnified Parties pursuant to this Section 8.3 are referred to as "Shareholder Claims." The indemnity provided for in this Section 8.3 is not limited to matters asserted by third parties against any Shareholder Indemnified Party, but includes Covered Liabilities actually incurred or sustained by any Shareholder Indemnified Party in the absence of third party claims.

      8.4 Notice and Defense of Claims.

      (a) Whenever a claim shall arise for indemnification hereunder (a "Claim"), the party seeking indemnification (an "indemnified party") shall give reasonably prompt notice to the party from whom indemnification is sought (an "indemnifying party") of the Claim and the facts, in reasonable detail, constituting the basis for such claim (a "Claim Notice"); provided that failure of an indemnified party to give prompt written notice of any Claim shall not release, waive or otherwise affect an indemnifying party's obligations with respect thereto except to the extent that the indemnifying party is adversely affected in its ability to defend against such Claim or is otherwise prejudiced thereby.

      (b) In the case of a Claim involving the assertion of a claim by a third party (whether pursuant to an Action or otherwise, a "Third-Party Claim"), if the indemnifying party shall acknowledge in writing to the indemnified party that the indemnifying party shall be obligated to indemnify the indemnified party under the terms of its indemnity hereunder in connection with such Third-Party Claim, then (i) the indemnifying party shall be entitled and, if it so elects, shall be obligated at its own cost and expense, (A) to take control of the defense and investigation of such Third-Party Claim and (B) to pursue the defense thereof in good faith by appropriate actions or proceedings promptly taken or instituted and diligently pursued, including to employ and engage attorneys of its own choice reasonably acceptable to the indemnified party to handle and defend the same, and (ii) the indemnifying party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the indemnified party, such consent not to be unreasonably withheld. In the event the indemnifying party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 8.4(b), the indemnified party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim; provided that, if the named Persons to an Action include both the indemnifying party and the indemnified party and the indemnified party has been advised in writing by counsel that there may be one or more legal defenses available to such indemnified party that are different from or additional to those available to the indemnifying party, the indemnified party shall be entitled, at the indemnifying party's cost and expense, to separate counsel of its own choosing. If the indemnifying party fails to assume the defense of such Third-Party Claim or fails to acknowledge to the indemnified party that it is obligated to indemnify the indemnified party in accordance with this Section 8.4(b) within 15 calendar days after receipt of the notice of such Third Party Claim, the indemnified party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the indemnifying party) have the right to undertake, at the indemnifying party's cost and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the indemnifying party if the indemnifying party is held liable therefor; provided that such Third-Party Claim shall not be compromised or settled without the written consent of the indemnifying party, which consent shall not be unreasonably withheld. In the event the indemnifying party assumes the defense of the Third Party Claim, the indemnifying party shall keep the indemnified party reasonably informed of the progress of any such defense, compromise or settlement, and in the event the indemnified party assumes the defense of the Third Party Claim, the indemnified party shall keep the indemnifying party reasonably informed of the progress of any such defense, compromise or settlement. If the indemnifying party is held liable for the Third-Party Claim, the indemnifying party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 8.4(b) and for any final judgment (subject to any right of appeal), and the indemnifying party agrees to indemnify and hold harmless each indemnified party from and against any and all Covered Liabilities by reason of such settlement or judgment.

      (c) Any Covered Liabilities for which an indemnifying party is responsible shall be paid directly by the indemnifying party. Upon Final Determination (as defined below) of the amount of a claim for indemnification, the indemnifying party shall pay the amount of such claim within 30 days after the date of such Final Determination together with interest at the prime rate of The Chase Manhattan Bank from time to time, from (and including) the later of (i) the date of delivery of the Claim Notice or (ii) the date such Covered Liability was paid, to (and including) the date immediately preceding the date of payment; provided that no such interest shall be paid if such claim is paid by the Shareholders to a Third Party.

      (d) If the claim for indemnification involves a matter other than a Third Party Claim, the indemnifying party shall have thirty (30) days to object to such Claim by delivery of a written notice of such objection to such indemnified party specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Claim by the indemnifying party, and the Claim shall be paid in accordance with the further provisions hereof. If an objection is timely interposed by the indemnifying party, then the indemnified party and the indemnifying party shall negotiate in good faith for a period of thirty (30) business days from the date the indemnified party receives such objection prior to commencing any arbitration, formal legal action, suit or proceeding with respect to such claim for indemnification. Upon Final Determination (as defined below) of the amount of a claim for indemnification, the indemnifying party shall pay the amount of such claim within thirty (30) days of the date of such Final Determination.

      (e) A "Final Determination" of a claim shall be (i) a judgment of any court determining the validity of a disputed claim, if no appeal is pending from such judgment or if the time to appeal therefrom has elapsed (it being understood that the indemnified party shall have no obligation to appeal); or
(ii) an award of any arbitrator or arbitration panel determining the validity of such disputed Claim, if the arbitration is binding and there is not pending any motion to set aside such award or if the time within which to move to set such award aside has elapsed; or (iii) a written termination of the dispute with respect to such Claim signed by all of the parties thereto or their attorneys; or (iv) a written acknowledgment of the indemnifying party that it no longer disputes the validity of such Claim; (v) settlement of the Claim reached and reduced to writing pursuant to negotiation of the parties or (vi) such other evidence of final determination of a disputed Claim as shall be reasonably acceptable to the parties.

      8.5 Calculation of Covered Liabilities.

      (a) Insurance Proceeds. To the extent that any Buyer Claim or Shareholder Claim is covered by insurance held by such Buyer Indemnified Party or Shareholder Indemnified Party, such indemnified party shall be entitled to indemnification pursuant to Section 8.2 or 8.3, as applicable, only with respect to the amount of the Covered Liabilities that are in excess of the cash proceeds received by such indemnified party pursuant to such insurance. If such indemnified party receives such cash insurance proceeds prior to the time such Claim is paid, then the amount payable by the indemnifying party pursuant to such Claim shall be reduced by the amount of such proceeds. If such indemnified party receives such cash insurance proceeds after such Claim has been paid, then upon the receipt by the indemnified party of any cash proceeds pursuant to such insurance up to the amount of Covered Liabilities incurred by such indemnified party with respect to such Claim, such indemnified party shall promptly repay any portion of such amount which was previously paid by the indemnifying party to such indemnified party in satisfaction of such Claim.

      (b) Effect of Taxes. The amount of any indemnity payments for Covered Liabilities under Section 8.2 or 8.3 above shall be (i) decreased to reflect the actual Tax Benefit, if any, to the indemnified party resulting from the Covered Liabilities giving rise to such indemnity payments and (ii) increased to reflect the actual Tax Loss, if any, payable by such indemnified party as a result of the receipt of such Covered Liabilities. In either case, the amount shall be determined by the indemnified party taking into account only the taxable period in which such indemnity payment accrues (and prior periods) and not any subsequent periods. If an indemnity payment is made prior to the filing of relevant Tax Returns, the amount shall be determined on an estimated basis. Proper adjustments shall be made if the actual Tax Benefit or actual Tax Loss differ from the estimated amount. Any indemnity payment made pursuant to Section
8.2 or 8.3 shall be treated by Buyer and the Shareholders as an adjustment to the Consideration.

      8.6 Exclusive Remedy. Except for covenants to be performed after the Closing ("Post-Closing Covenants") and actions grounded in fraud, the parties hereto acknowledge and agree that in the event the Closing occurs, the indemnification provisions in this Article VIII shall be the exclusive remedy of Buyer and the Shareholders with respect to the transactions contemplated by this Agreement. With respect to post-closing covenants and actions grounded in fraud,
(i) the right of a party to be indemnified and held harmless pursuant to the indemnification provisions in this Agreement shall be in addition to and cumulative of any other remedy of such party at law or in equity and (ii) no such party shall, by exercising any remedy available to it under this Article VIII, be deemed to have elected such remedy exclusively or to have waived any other remedy, whether at law or in equity, available to it.

      8.7 No Circular Recovery. No Shareholder shall be entitled to make any claim for indemnification against Buyer or any of its Affiliates by reason of the fact that he was a controlling person, director, officer, manager, employee, agent or other representative of the Companies (whether such claim is pursuant to any statute, charter, bylaw, contractual obligation or otherwise) with respect to any matter relating to or arising out of a matter which is subject to the provisions of Section 8.2.

                                   Article IX
                                   TERMINATION

      9.1 Termination. This Agreement may be terminated at any time prior to the
Closing:

          (i) by the mutual written consent of the Shareholders' Representative and Buyer;

          (ii) by Buyer, if any event occurs which renders impossible compliance with one or more of the conditions set forth in Article VI hereof, which condition or conditions are not waived by Buyer;

          (iii) by the Shareholders' Representative, if any event occurs which renders impossible compliance with one or more of the conditions set forth in
Article VII hereof, which condition or conditions are not waived by the Shareholders' Representative; or

          (iv) by the Shareholders' Representative or Buyer if the Closing has not occurred by 11:59 p.m. on August 30, 1999.

      9.2 Procedure: Effect of Termination. If this Agreement is terminated as provided in Section 9.1, written notice thereof shall forthwith be given by the terminating party to the other party, and this Agreement shall thereupon terminate and become void and of no further force and effect and there shall be no further liability or obligation on the part of either party hereto except for the obligations under Sections 5.5, 5.7 and 9.1; provided that termination of this Agreement by Buyer or Shareholders pursuant to clause (ii) or (iii) of
Section 9.1, respectively, shall not relieve the defaulting or breaching party (the "Breaching Party"), whether or not it is the terminating party, of liability for damages actually incurred by the other party as a result of breach of this Agreement by the Breaching Party.

                                    Article X
                               GENERAL PROVISIONS

      10.1 Notices. All notices required to be given hereunder shall be in writing and shall be deemed to have been given if (i) delivered personally or by documented courier or delivery service, (ii) transmitted by facsimile during normal business hours or (iii) mailed by registered or certified mail (return receipt requested and postage prepaid) to the following listed persons at the addresses and facsimile numbers specified below, or to such other persons, addresses or facsimile numbers as a party entitled to notice shall give, in the manner hereinabove described, to the others entitled to notice:

      (a) If to any of the Carroll's Companies, CPI or the Shareholders, to:

                  F. J. Faison, Jr.
                  Carroll's Foods. Inc.
                  2822 Highway #24 West
                  Warsaw, North Carolina 28398
                  Facsimile No.:  910-293-6957


            with a copy to:

                  Ward and Smith, P.A.
                  1001 College Court
                  New Bern, North Carolina 28563-0867
                  Attention:  J. Troy Smith, Jr.
                  Facsimile No.:  252-636-2121

      (b) If to Buyer, to:

                  Smithfield Foods, Inc.
                  200 Commerce Street
                  Smithfield, Virginia 23430
                  Attention:  Richard J. M. Poulson
                  Facsimile No.:  757-365-3017

            and to:

                  Smithfield Foods, Inc.
                  200 Commerce Street
                  Smithfield, Virginia 23430
                  Attention:  Michael H. Cole
                  Facsimile No.:  757-365-3025
            with a copy to:

                  McGuire, Woods, Battle & Boothe LLP
                  One James Center
                  Richmond, Virginia 23219
                  Attention:  Leslie A. Grandis
                  Facsimile No.:    804-775-1061

If given personally or by documented courier or delivery service, or transmitted by facsimile, a notice shall be deemed to have been given when it is received. If given by mail, it shall be deemed to have been given on the third business day following the day on which it was posted.

      10.2 Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. For purposes of this Agreement, the words "includes" and "including" shall mean "including without limitation." As used herein, "knowledge of the Shareholders" shall mean the actual knowledge of any Shareholder together with the actual knowledge of the Shareholders' Representative after inquiry of other Personnel of the Companies who would reasonably be expected to have the relevant information, and "knowledge of Buyer" shall mean the actual knowledge of the executive officers of Buyer identified in Schedule 10.2 hereto after inquiry of other Personnel of Buyer who would reasonably be expected to have the relevant information. All accounting terms not defined in this Agreement (either in Article I or in the context in which it is used) shall have the meaning determined by GAAP. All capitalized terms defined herein are equally applicable to both the singular and plural forms. The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning. The parties acknowledge that each party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

      10.3 Entire Agreement. This Agreement, together with the Schedules and Exhibits hereto, contain the entire agreement among the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein; provided that the forms of agreements and opinions attached hereto as Exhibits or Schedules shall be superseded by the copies of such agreements and opinions executed and delivered by the respective parties thereto, the execution and delivery of such agreements and opinions by the parties thereto to be conclusive evidence of such parties' approval of any change or modification therein.

      10.4 No Third Party Beneficiaries. Except as set forth in Article VIII, nothing in this Agreement (whether expressed or implied) is intended to confer upon any person other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement nor is anything in this Agreement intended to relieve or discharge the liability of any party hereto, nor shall any provision hereof give any person any right of subrogation against, or action over against any party. Without limiting the generality of the foregoing, nothing contained herein shall confer any third-party beneficiary right (actual or implied) upon any employee of the Companies or obligate the Companies to continue any such employee in its employ for any specified period of time or at any specified salary, wages or benefits after the Closing Date.

      10.5 The Shareholders' Representative. F. J. Faison, Jr. shall be the designated representative of the Shareholders (the "Shareholders' Representative") with authority to make all decisions and determinations and to take all actions (including giving consents and waivers or agreeing to any amendments to this Agreement or to the termination hereof) required or permitted hereunder on behalf of such Shareholder, and any such action, decision or determination so made or taken shall be deemed the action, decision or determination of such Shareholder, and any notice, document, certificate or information required to be given to any Shareholder shall be deemed so given if given to the Shareholders' Representative.

      10.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns, as applicable; provided that Shareholders shall not assign their rights or delegate their obligations under this Agreement without the express prior written consent of Buyer; provided further, that in the event of assignment by Buyer, Buyer shall not be released from its obligations under this Agreement.

      10.7 Severability. In the event that this Agreement or any other instrument referred to herein, or any of their respective provisions, or the performance of any such provision, is found to be invalid, illegal or unenforceable under applicable law now or hereafter in effect, the parties shall be excused from performance of such portions of this Agreement as shall be found to be invalid, illegal or unenforceable under the applicable laws or regulations without, to the maximum extent permitted by law, affecting the validity of the remaining provisions of the Agreement. Should any method of termination of this Agreement or a portion thereof be found to be invalid, illegal or unenforceable, such method shall be reformed to comply with the requirements of applicable law so as, to the greatest extent possible, to allow termination by that method. Nothing herein shall be construed as a waiver of any party's right to challenge the validity of such law.

      10.8 Amendment. This Agreement may be amended, modified or supplemented at any time by the parties hereto only by an instrument in writing signed by each of the parties hereto.

      10.9 Extension; Waiver. At any time prior to the Closing either the Shareholders, on the one hand, or the Buyer, on the other, may (i) extend the time for the performance of any of the obligations of the Buyer, on the one hand, or Shareholders, on the other, (ii) waive a breach of a representation or warranty of such other party or parties hereto or (iii) waive compliance by such other party or parties hereto with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in a written instrument signed by such party or parties giving the extension or waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

      10.10 Disclosure Schedules. Certain of the representations and warranties set forth in this Agreement contemplate that there will be attached schedules setting forth information that might be "material" or have a "Material Adverse Effect on the Companies." The Shareholders may, at their option, include in such schedules items that are not material or are not likely to have a Material Adverse Effect on the Companies in order to avoid any misunderstanding, and any such inclusion shall not be deemed to be an acknowledgment or representation that such items are material or would have a Material Adverse Effect on the Companies, to establish any standard of materiality or Material Adverse Effect on the Companies or to define further the meaning of such terms for purposes of this Agreement.

      10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      10.12 Governing Law. This Agreement shall be governed in all respects by the laws of the State of North Carolina without regard to any laws or regulations relating to choice of laws (whether of the State of North Carolina or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of North Carolina.

      10.13 Jurisdiction. The parties hereto irrevocably submit to the exclusive jurisdiction of the United States District Court for the Eastern District of Virginia (or, if subject matter jurisdiction in that court is not available, in the courts of the Commonwealth of Virginia, County of Isle of Wight) over any dispute arising out of or relating to this Agreement or any agreement or instrument contemplated hereby or entered into in connection herewith or any of the transactions contemplated hereby or thereby. Each party hereby irrevocably agrees that all claims in respect of such dispute or proceeding shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum in connection therewith. THE PARTIES HERETO

WAIVE THE RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING SEEKING ENFORCEMENT OF SUCH PARTY'S RIGHTS UNDER THIS AGREEMENT. Each Shareholder hereby designates Ward and Smith, P.A. as its agent for service of process, which agent may be substituted at any time upon ten days' notice to Buyer, but which substitute agent shall in no event be located outside the Commonwealth of Virginia or State of North Carolina, and each Shareholder irrevocably consents to the service of any and all process in any action or proceeding arising out of or relating to this Agreement by the delivery of such process to such agent.

      IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed.



                     SMITHFIELD FOODS, INC.


                     By:   /s/ Richard J. M. Poulson
                           -------------------------
                     Title:      Vice President



                     CARROLL'S FOODS, INC.


                     By:   /s/ F. J. Faison, Jr.
                           ---------------------
                     Title:      President



                     CARROLL'S FOODS OF VIRGINIA, INC.


                     By:   /s/ F. J. Faison, Jr.
                           ---------------------
                     Title:      President



                     CARROLL'S FOODS OF UTAH, INC.


                     By:   /s/ F. J. Faison, Jr.
                           ---------------------
                     Title:      President



                     CARROLL'S FOODS OF MEXICO, INC.


                     By:   /s/ F. J. Faison, Jr.
                           ---------------------
                     Title:      President



                     CARROLL'S CAPITAL, INC.


                     By:   /s/ F. J. Faison, Jr.
                           ---------------------
                     Title:      President



                     CARROLL'S FARMS OF VIRGINIA, INC.


                     By:   /s/ F. J. Faison, Jr.
                           ---------------------
                     Title:      President



                     CARROLL'S REALTY, INC.


                     By:   /s/ F. J. Faison
                           ----------------
                     Title:      President



                     CARROLL'S PROCESSING, INC.


                      By:   /s/ F. J. Faison, Jr.
                            --------------------
                      Title:      President



                      /s/ Carroll M. Bagget
                      ---------------------
                      Carroll M. Baggett



                      /s/ James O. Matthews
                      ---------------------
                      James O. Matthews



                      /s/ Jeffrey S. Matthews
                      -----------------------
                      Jeffrey S. Matthews